RESTRICTED STOCK GRANT

POW! ENTERTAINMENT, INC.

Bick Le (“LE”), an individual serving as Chief Financial Officer and the Principal Accounting Officer POW! Entertainment, Inc., a Delaware corporation (the “Company”), is hereby granted 500,000 shares of the Company’s Common Stock at par value $0.0001 per share. The Company has determined that five cents ($0.05) per share represents the fair market value of the Company’s Common Stock on the date of this grant. LE shall be entitled to and be fully vested in 500,000 shares of Common Stock on June 11, 2012

1              DEFINITIONS. As used herein:

“Common Stock” or “Common Shares” means the Company’s common stock, par value $.001 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Grant Price” means the amount of one (1) Common Share and shall be five cents ($0.05).

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 4 hereof.

“SEC” means the Securities and Exchange Commission.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

2              NO RIGHTS AS A STOCKHOLDER. Until the shares have vested, LE shall not be entitled hereof to any voting rights or any other rights as a stockholder of the Company.

3              RESTRICTIONS ON TRANSFERABILITY.

(a)     The Common Stock issuable hereunder shall not be sold, transferred, assigned, or hypothecated except in conformity with the applicable provisions of the Securities Act of 1933, as then in force (the “Securities Act”), or any similar Federal statute then in force, and all applicable “Blue Sky” laws. The Common Stock issuable hereunder may not be issued, sold, transferred, assigned or hypothecated unless and until there has been compliance, in the opinion of counsel to the Company, with all legal requirements applicable to the issuance, sale, transfer, assignment or hypothecation of such Common Stock. In connection with any issuance, sale, transfer, assignment or hypothecation, if requested by the Company, LE shall give assurance satisfactory to counsel to the Company that the securities are being acquired for investment and not with a view to resale or distribution thereof, and such other assurance as the Company may deem desirable to assure compliance with all applicable legal requirements, including but not limited to compliance with the Securities Act.

(b)     LE agrees to comply in all respects with the provisions of this Section 3. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, LE thereof shall give notice to the Company of her intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied LE’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon LE shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by LE to the Company. The Company will not require such a legal opinion, “no action” letter or other evidence in any transaction in compliance with SEC Rule 144. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 4, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for LE and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

4              LEGEND. The Common Stock to be issued hereunder shall bear a restrictive legend containing the following language:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION OR RESALE. THEY MAY NOT BE SOLD, ASSIGNED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.”

5              WITHHOLDING TAXES. The Company shall withhold from LE, or LE shall pay to the Company, appropriate Federal, state and local income taxes on the Common Stock granted to LE hereunder shall vest.

6              GOVERNING LAW. The validity, construction and enforcement of this Agreement shall be governed in all respects by the laws of the State of Delaware, without giving effect to any principle of conflicts of laws thereunder, and jurisdiction is hereby vested in the courts of said State in the event of the institution of any legal action under this Agreement.

IN WITNESS WHEREOF, the Company has entered into and caused this Agreement to be executed by its duly authorized officer under its corporate seal, on June 11, 2012 and LE has executed this Agreement on June 11, 2012.

POW! ENTERTAINMENT, INC.

By:	/s/ Gill Champion
Gill Champion, Chief Executive Officer

/s/ Bick Le
Bick Le
An Individual